Exhibit 99.1

Patient Square Capital, a Leading Health Care-Focused Investment Firm, Agrees to Acquire NanoString Technologies
Binding Agreement to Acquire Substantially All NanoString Assets for $220 Million Pending Bankruptcy Court Approval
Agreement Represents Major Step in Financial Restructuring and Provides Continuity for Customers and Employees
Seattle, March 10, 2024 – (BUSINESS WIRE) -- NanoString Technologies, Inc. (NASDAQ:NSTG) (“NanoString” or “the Company”), a leading provider of life science tools for discovery and translational research, today announced that it has reached an agreement with Patient Square Capital (“Patient Square”), a prominent health care investment firm, pursuant to which Patient Square will serve as the “stalking horse” bidder in conjunction with a court-supervised sales process.
Under the terms of the agreement, Patient Square intends to purchase substantially all assets of the Company’s global business operations as a going concern for $220 million. The agreement is part of a sale process under Section 363 of the Bankruptcy Code that will be subject to compliance with agreed upon and Bankruptcy Court-approved bidding procedures allowing for the submission of higher or otherwise better offers. In addition, the transaction is subject to Bankruptcy Court approval and customary closing conditions, including the expiration of the 15-day waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.
“This agreement with Patient Square provides continuity for our scientific customers and employees, and represents an important step in our financial restructuring,” said Brad Gray, President & CEO of NanoString. “We believe that Patient Square is committed to continuing NanoString’s mission to Map the Universe of Biology and is prepared to invest in our market-leading product roadmap.”
A court hearing to approve the stalking horse bid and bidding procedures will take place on March 28, 2024 (subject to the bankruptcy court’s availability).
A court hearing to approve the stalking horse bid and bidding procedures will take place on March 28, 2024 (subject to the bankruptcy court’s availability).
The Company is requesting that the deadline for competing offers be set for 5 PM ET on April 12, 2024, and that a hearing to approve the sale take place on April 22, 2024. The asset purchase agreement and all relevant court documents for NanoString’s Chapter 11 case are available at https://cases.ra.kroll.com/NanoString.
Additional Information About the Court-Supervised Restructuring Process
Additional information regarding the Company’s court-supervised process, including court filings and other information, is available on a separate website administrated by the Company’s claims agent, Kroll, at https://cases.ra.kroll.com/NanoString.
The Company is represented by Willkie Farr & Gallagher LLP as counsel, AlixPartners LLP as restructuring advisor and Perella Weinberg Partners L.P. as restructuring investment banker. Patient Square is represented by Kirkland & Ellis LLP as counsel and Greenhill & Co as investment banker.
About Patient Square Capital
Patient Square Capital (“Patient Square”) is a dedicated health care investment firm with approximately $8 billion of assets under management as of December 31, 2023. The firm partners with best-in-class management teams whose products, services and technologies improve health. Patient Square utilizes deep industry expertise, a broad network of relationships and a partnership approach to make investments in companies grow and thrive. Patient
Square invests in businesses that strive to improve patient lives, strengthen communities, and create a healthier world. For more information, visit www.patientsquarecapital.com.
About NanoString
NanoString Technologies, a leader in spatial biology, offers an ecosystem of innovative discovery and translational research solutions, empowering our customers to map the universe of biology. The GeoMx® Digital Spatial Profiler is a flexible and consistent solution combining the power of whole tissue imaging with gene expression and protein data for spatial whole transcriptomics and proteomics. The CosMx™ Spatial Molecular Imager is a single-cell imaging platform powered by spatial multiomics enabling researchers to map single cells in their native environments to extract deep biological insights and novel discoveries from one experiment. The AtoMx™ Spatial Informatics Platform is a cloud-based informatics solution with advanced analytics and global collaboration capabilities, enabling powerful spatial biology insights anytime, anywhere. At the foundation of our research tools is our nCounter® Analysis System, which offers a secure way to easily profile the expression of hundreds of genes, proteins, miRNAs, or copy number variations, simultaneously with high sensitivity and precision. For more information, visit www.nanostring.com.
Forward-Looking Statements
This press release includes statements that are, or may be deemed, “forward-looking statements.” In some cases, these forward-looking statements can be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately” or, in each case, their negative or other variations thereon or comparable terminology, although not all forward-looking statements contain these words. These forward-looking statements reflect the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from the forward-looking statements contained herein. Any forward-looking statements that we make in this press release speak only as of the date of such statement, and we undertake no obligation to update such statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events. NanoString’s forward-looking statements in this press release include, but are not limited to, statements about NanoString’s plan to sell its assets pursuant to Chapter 11 of the U.S. Bankruptcy Code and the timing of such sales and ability to satisfy closing conditions; NanoString’s intention to continue operations during the Chapter 11 case; NanoString’s belief that the sale process will be in the best interest of the Company and its stakeholders; and other statements regarding NanoString’s strategy and future operations, performance and prospects, among others. These forward-looking statements are based on current expectations and beliefs concerning future developments and their potential effects. There can be no assurance that future developments affecting NanoString will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond NanoString’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the risks associated with the potential adverse impact of the Chapter 11 filings on NanoString’s liquidity and results of operations; changes in NanoString’s ability to meet its financial obligations during the Chapter 11 process and to maintain contracts that are critical to its operations; the outcome and timing of the Chapter 11 process and any potential asset sale; the effect of the Chapter 11 filings and any potential asset sale on NanoString’s relationships with vendors, regulatory authorities, employees and other third parties; possible proceedings that may be brought by third parties in connection with the Chapter 11 process or the potential asset sale; uncertainty regarding obtaining Bankruptcy Court of a sale of NanoString’s assets or other conditions to the potential asset sale; and the timing or amount of any distributions, if any, to NanoString’s stakeholders.
NanoString, NanoString Technologies, the NanoString logo, CosMx, GeoMx, AtoMx and nCounter are trademarks or registered trademarks of NanoString Technologies, Inc. in various jurisdictions.